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                                     BYLAWS

                                       of

                     SIMULA AUTOMOTIVE SAFETY DEVICES, INC.
                             an Arizona corporation

                                   I. OFFICES

          1.01 Principal Office. The principal office for the transaction of the business of the Corporation shall be fixed by the Board of Directors, either within or without the State of Arizona, by formal resolution. The Board of Directors shall have full power and authority from time to time to change the location of the principal office of the Corporation as the business of the Corporation may require.

          1.02 Other Offices. The Corporation may also have offices at such other places both within or without the State of Arizona as the Board of Directors may from time to time determine or the business of the Corporation may require.

                             II. CORPORATION ARTICLES

          2.01 References Thereto. Any reference herein made to the Corporation's Articles will be deemed to refer to its Articles of Incorporation and all amendments thereto as at any given time on file with the Arizona Corporation Commission.

          2.02 Seniority Thereof. The Statutes of the State of Arizona will in all respects be considered superior to the Articles of Incorporation with any inconsistency resolved in favor of said Statutes. The Statutes and Articles will in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the Statutes and Articles, and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

                           III. SHAREHOLDERS' MEETINGS

          3.01 Annual Meetings. Absent a resolution of the Board of Directors providing otherwise, the annual meeting of the shareholders will be held on the last Friday of March of each year, commencing with the year 1996, unless that day be a legal holiday, in which event the annual meeting will be held on the next succeeding business day. The time of day and place of the annual meeting of shareholders shall be as stated by the Secretary, at the direction of the Board of Directors, or in the absence of action by the Board, at the direction of the President, in the notice of such meeting given pursuant to Section 3.04 hereof. If any such annual meeting is for any reason not held on the date determined as aforesaid, a special meeting may thereafter be called and held in lieu thereof, and the same proceedings (including the election of directors) may be conducted thereat as at an annual meeting. Any director elected at any annual meeting, or special meeting in lieu of an annual meeting, will continue in office until the election of his successor, subject to his earlier resignation pursuant to
Section 8.01 below. The chairman may present any question for consideration and action at an annual meeting of shareholders.

          3.02 Special Meetings. Special meetings of the shareholders may be held whenever and wherever called by the Board of Directors or by the President and Secretary of the Corporation acting together or by the written demand of the holders of not less than ten percent (10%) of all the shares


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entitled to vote at the meeting. The business which may be conducted at any such special meeting will be confined to the purposes stated in the notice thereof, and to such additional matters as the chairman of such meeting may rule to be germane to such purpose.

          3.03 Action of Shareholders Without a Meeting. Any action required to be taken or that might be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of all the shares of outstanding stock entitled to vote with respect to the subject matter of the action. Any such consent shall be filed with the corporate records or made a part of the minutes of the meeting.

          3.04 Notices. Written notice stating the place, day, and hour of any meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by the Secretary of the Corporation at the direction of the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, first class postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation. When a meeting is adjourned to another time or place, unless the Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Any such waiver shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

          3.05 Record Date for Shareholders. In order to determine the shareholders entitled to notice of or to vote at any meeting of shareholders, or entitled to give their consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights with regard to any lawful action, the Board of Directors may fix, in advance a date, not exceeding seventy (70) days nor less than ten (10) days preceding the date of such meeting or other action, as a record date for the determination of the shareholders of record entitled to notice of, and to vote at, such meeting, or entitled to exercise any rights as shareholders with regard to such action. The shareholders entitled to notice of or to vote at a meeting of shareholders will be determined as of the applicable record date if one has been fixed; otherwise, if no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at four o'clock in the afternoon on the day before the day on which notice is given and, if no other record date is fixed, the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting shall be the time of the day on which the first written consent is provided.

          3.06 Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for the purposes of determining a quorum. Only those shares entitled to vote on a particular subject matter shall be counted for the purposes of voting on that subject matter. Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum. Unless the vote of shares representing


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more than a majority or voting by classes is required, the affirmative vote of the majority of the shares then represented at the meeting entitled to vote on the subject matter shall be the act of the shareholders; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present; provided further, the affirmative vote of a majority of the shares then present is sufficient in all cases to adjourn a meeting.

          3.07 Voting Records; Election Inspectors. The Secretary of the Corporation shall obtain from the transfer agent of the Corporation a complete record of the shareholders entitled to vote at any meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. The Board of Directors, in advance of any shareholders' meeting, may appoint an Election Inspector or Inspectors to act at such meeting (and any adjournment thereof). If an Election Inspector or Inspectors are not so appointed, the chairman of the meeting may, or upon the request of any person entitled to vote at the meeting will, make such appointment. If any person appointed as an Inspector fails to appear or to act, a substitute may be appointed by the chairman of the meeting. If appointed, the Election Inspector or Inspectors (acting through a majority of them if there be more than one) will determine the number of shares outstanding, the authenticity, validity and effect of proxies and the number of shares represented at the meeting in person and by proxy; they will receive and count votes, ballots and consents and announce the results thereof; they will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, they will perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such Election Inspector need be a shareholder of the Corporation.

          3.08 Organization and Conduct of Meetings. Each shareholder's meeting will be called to order and thereafter chaired by the Chairman of the Board if there is one; or, if not, or if the Chairman of the Board is absent or so requests, then by the President; or if both the Chairman of the Board and the President are unavailable, then by such other officer of the Corporation or such shareholder as may be appointed by the Board of Directors. The Corporation's Secretary will act as secretary of each shareholders' meeting; in his absence the chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary. After calling a meeting to order, the chairman thereof may require the registration of all shareholders intending to vote in person, and the filing of all proxies, with the Election Inspector or Inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions or revocations of proxies will be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) prior to the closing of the election polls. Absent a showing of bad faith on his part, the chairman of the meeting will, among other things, have absolute authority to fix the period of time allowed for the registration of shareholders and the filing of proxies, determine the order of business to be conducted at such meeting and, in the absence of any regulations established by the Board of Directors pursuant to Section 12.06 of these Bylaws, establish reasonable rules for expediting the business of the meeting (including any informal, or question and answer portions thereof).

          3.09 Voting. Except as otherwise provided by the Corporation's Articles of Incorporation, as amended, or by Statute, each share of stock represented at any meeting of the shareholders shall be entitled to one vote. Except as otherwise herein provided, the record holder of each share of stock, as determined by the name appearing on the Corporation's books, shall be the person empowered to cast the vote to which such share shall be entitled. The affirmative vote of the majority of the shares then represented at any meeting of shareholders and entitled to vote on the subject matter shall be the act of the shareholders; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present; provided further, the affirmative vote of a majority of the shares then present is sufficient in all cases to adjourn a meeting. The


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voting will be by ballot on any question as to which a ballot vote is demanded, prior to the time the voting begins, by any person entitled to vote on such question; otherwise a voice vote will suffice. No ballot or change of vote will be accepted after the polls have been declared closed following the end of the announced time for voting. The following additional provisions shall apply to the voting of shares:

               (a) Treasury Stock. Shares of its own stock belonging to this Corporation or to another corporation, if a majority of the shares entitled to vote in the elections of directors of such other corporation is held by this Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this subparagraph shall be construed as limiting the right of this Corporation to vote its own stock held by it in a fiduciary capacity.

               (b) Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. In the event any instrument granting a proxy shall designate two or more persons to act as proxy, the majority of such persons present at the meeting, or if only one should be present then that one, shall have and may exercise all the powers conferred by such instrument upon all the persons so designated, unless such instrument shall otherwise provide. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient at law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the share itself or an interest in the Corporation generally. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted or quorum is determined, written notice of the death or incapacity is given to the Corporation. A proxy may be revoked by an instrument expressly revoking it, a duly executed proxy bearing a later date, or by the attendance of the person executing the proxy at the meeting and his voting of his shares personally.

               (c) Corporate Shareholders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine. The Secretary of the Corporation or the Election Inspectors shall have the authority to require that such documents be filed with the Secretary of the Corporation as the Secretary or Election Inspectors shall reasonably require in order to verify the authority and power of any such officer, agent or proxy to vote the shares of the Corporation held by any such other corporation.

               (d) Shares Held by Fiduciary. Shares held by an administrator, executor, guardian, conservator or personal representative may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee, other than a trustee in bankruptcy, may be voted by him, either in person or by proxy, but no such trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver, trustee in bankruptcy, or assignee for the benefit of creditors may be voted by such representative, either in person or by proxy. Shares held by or under the control of such a receiver or trustee may be voted by such receiver or trustee, either in person or by proxy, without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver or trustee was appointed. The Secretary of the Corporation or the Election Inspectors shall have the authority to require that such documents be filed with the Secretary of the Corporation as the Secretary or Election Inspectors shall reasonably require in order to verify the authority and power of such representative or other fiduciary to vote the shares of the Corporation registered in the name of such other person.


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               (e) Pledged Shares. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

               (f) Joint Owners. If shares stand in names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety of tenants by community property or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                    (1) If only one votes, his acts bind.

                    (2) If more one votes, the act of the majority so voting binds all.

                    (3) If more than one votes, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionally.

          3.10 Nominations of Directors. Nominations for election to the Board of Directors of the Corporation at a meeting of shareholders may be made by the Board of Directors or on behalf of the Board by a nominating committee appointed by the Board, or by any shareholder of the Corporation entitled to vote for the election of directors at such meeting. Such nominations, other than those made by or on behalf of the Board, shall be made by notice in writing delivered or mailed by United States mail, first class postage prepaid, to the Secretary of the Corporation, and received by him not less than thirty (30) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than thirty-five (35) days' notice of the meeting is given to shareholders, such nomination shall have been mailed or delivered to the Secretary of the Corporation not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Such notice shall set forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and telephone number and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee and by the nominating shareholder.

          3.11 Election of Directors. At each election for directors, every shareholder entitled to vote at such election shall have the right to cast, in person or by proxy, a number of votes equal to the number of shares owned by him multiplied by the number of directors to be elected and for whose election he has a right to vote, and to distribute such votes in any manner among any number of such candidates for whose election he has a right to vote, or to cumulate his votes by giving one candidate any number of votes not to exceed the number of his shares multiplied by the number of directors to be elected and for whose election he has a right to vote.

          3.12 Shareholder Approval or Ratification. The Board of Directors may submit any contract or act for approval or ratification at any duly constituted meeting of the shareholders, the notice of which either includes mention of the proposed submittal or is waived as provided in Section 3.04 above. If any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting, the same will be valid and as binding upon the Corporation and all of its shareholders as it would be if approved and ratified by each and every shareholder of the Corporation.


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          3.13 Informalities and Irregularities. All informalities or irregularities in any call or notice of a meeting, or in the areas of credentials, proxies, quorums, voting and similar matters, will be deemed waived if no objection is made at the meeting.

                             IV. BOARD OF DIRECTORS

          4.01 Powers. Subject to the limitations of the Articles of Incorporation, the Bylaws the Arizona General Corporation Law as to actions to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. In addition to any other powers granted by the Arizona General Corporation Law, the Articles of Incorporation and the Bylaws, it is hereby expressly declared that the directors shall have the following powers, to-wit:

               (a) To select and remove all the officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation, or the Bylaws and fix their compensation.

               (b) To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation or the Bylaws, as they may deem best.

               (c) To designate any place within or without the State of Arizona for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the form of certificate of stock, and to alter the forms of such seal and such certificates to ensure that they, at all times, comply with the applicable law.

               (d) To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or in the case of shares issued as a dividend against amounts transferred from surplus to stated capital.

               (e) To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations and other evidences of debt and securities therefor.

               (f) To authorize a person or persons to sign and endorse all checks, drafts or other forms for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation.

          4.02 Membership. The business and affairs of the Corporation shall be managed by its Board of Directors, consisting of not less than one (1) nor more than fifteen (15). The Board will have the power to increase or decrease its size within such limits; provided, however, that no decrease shall have the effect of shortening the term of any incumbent director. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office until his successor is elected and qualified, or until his earlier resignation or removal. The directors need not be shareholders or residents of the state of incorporation.


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          4.03 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though not less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next election of directors when his successor is elected and qualified. Any newly created directorship shall be deemed a vacancy. When one or more directors shall resign from the Board, effective at a future time, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies. If at any time, by reason of death or resignation or other cause, a Corporation should have no directors in office, then any officer or any shareholder or an executor, administrator, trustee, guardian or personal representative of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders.

          4.04 Removal of Directors. At a meeting of the shareholders called expressly for that purpose, directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that, if less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

          4.05 Meetings. A regular annual meeting of the directors shall be held immediately after the adjournment of each annual shareholders' meeting at the place at which such shareholders' meeting was held. Other meetings of the Board of Directors, regular or special, may be held either within or without this state, and may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting so held shall constitute presence in person at such meeting. Regular meetings other than annual meetings may be held without notice at regular intervals at such places and such times as the Board of Directors may from time to time provide. Special meetings of the Board of Directors may be held whenever and wherever (within the continental United States) called for by the Chairman of the Board, the President, or the number of directors required to constitute a quorum.

          4.06 Notices. No notice need be given of regular meetings of the Board of Directors. Written notice of the time and place (but not necessarily the purpose or all of the purposes) of any special meeting will be given to each director in person or via mail or telegram addressed to him at his latest address appearing on the Corporation's records. Notice to any director of any such special meeting will be deemed given sufficiently in advance when, if given by mail, the same is deposited in the United States mail, first-class postage prepaid, at least five (5) days before the meeting date, or if personally delivered or given by telegram, the same is handed to the director, or the telegram is delivered to me telegraph office for fast transmittal, at least forty-eight (48) hours prior to the convening of the meeting. Any director may waive call or notice of any meeting (and any adjournment thereof) at any time before, during which or after it is held. Attendance of a director at any meeting will automatically evidence his waiver of call and notice of such meeting (and any adjournment thereof) unless he is attending the meeting for the express purpose of objecting to the transaction of business thereat because it has not been properly called or noticed. No call or notice of a meeting of the Board of Directors will be necessary if each of them waives the same in writing or by attendance as aforesaid. Any meeting, once properly called and noticed (or as to which call and notice have been waived as aforesaid) and at which a quorum is formed, may be adjourned to another time and place by a majority of those in attendance. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

          4.07 Quorum. A majority of the number of directors then serving shall constitute a quorum for the transaction of business at any meeting or adjourned meeting of the Board of Directors;


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provided, however, that in no event shall fewer than two directors constitute a quorum unless only one director is then serving.

          4.08 Action by Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          4.09 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors, or of any committee, at which action is taken on any corporate matter will be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of such meeting. A right to dissent will not be available to a director who voted in favor of the action.

          4.10 Compensation. By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, or of any committee, and may be paid a fixed sum for attendance at each such meeting or a stated salary as a director or committee member. No such payment will preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          4.11 Action by Directors Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or any action that may be taken at a meeting of the Directors or the Executive Committee or other committee thereof, may be taken without a meeting if all directors or committee members consent thereto in writing. Such consent shall have the same effect as a unanimous vote.

          4.12 Director Conflicts of Interest. No contract or other transaction between the Corporation and one or more of its directors or any other business entity in which one or more of its directors is a director or officer or is financially interested shall be either void or voidable because of such relationship or interest or because such director or directors are present at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction or vote for such authorization, approval or ratification if:

               (a) Approval by Disinterested Directors. The fact of the relationship or interest is disclosed or known to the Board of Directors or committee thereof and the number of disinterested directors or committee members authorizing, approving or ratifying such contract or transaction is sufficient for such authorization, approval or ratification to be granted; or

               (b) Approval by Shareholders. The fact of the relationship or interest is disclosed to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction; or

               (c) Fair and Reasonable. The contract or transaction is fair and reasonable to the Corporation at the time the contract or transaction is authorized, approved or ratified, in the light of circumstances known to those entitled to vote thereon at that time.

                       V. EXECUTIVE AND OTHER COMMITTEES

          5.01 Creation. The Board of Directors may, by resolution adopted by an absolute majority of the full Board of Directors, designate two or more of its members as an Executive Committee,


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and may designate from among its members one or more other committees. The designation of the Executive Committee or any other committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

          5.02 Powers. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all the authority of the Board of Directors in the management of the business affairs of the Corporation, subject to the limitations as may be included in The Board's resolution and the limitations set forth below. Neither the Executive Committee nor any other committee shall have the authority of the Board of Directors in reference to the following matters:

               (a) The submission to the shareholders of any action that requires shareholders' authorization or approval.

               (b) The filling of vacancies on the Board of Directors or on any committee of the Board of Directors.

               (c) The amendment or repeal of the Bylaws, or the adoption of new Bylaws.

               (d) The fixing of compensation of directors for serving on the Board or on any committee of the Board of Directors.

          5.03 Tenure and Removal. The members of any committee shall hold office until the next annual meeting of the Board of Directors and until their successors are appointed by a new resolution of the Board of Directors. The Board of Directors, with or without cause, may dissolve any committee or remove any member thereof at any time.

          5.04 Vacancies. Any vacancies occurring by reason of death, resignation, removal, disqualification or otherwise may be filled only by the full Board of Directors.

          5.05 Organization. The members of the Executive Committee or other committee shall elect a chairman of the committee, who shall appoint a secretary of the same, and the committee shall otherwise fix its own rules or procedure which shall not be inconsistent with these Bylaws. The Executive Committee or other committee shall meet where and as provided by its rules.

          5.06 Quorum and Voting. A majority of the members of the Executive Committee or other committee shall constitute a quorum for the transaction of business at any meeting thereof; provided, however, that the affirmative vote of a majority of the members of the Executive Committee or other committee in all cases shall be necessary for the adoption of any resolution.

          5.07 Minutes. The Executive Committee and other committees are to keep regular minutes of their proceedings and the transactions of their meetings and report the same to the Board of Directors at the next meeting thereof. Such minutes shall be open to the inspection of any director upon application at the office of the Corporation during business hours.

                             VI. BOOKS AND RECORDS

          6.01 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors and committees thereof; and shall keep at its statutory agent's office, or its principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the name and addresses of all


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

shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

          6.02 Inspection. Any person who shall have been a holder of record of shares of stock of the Corporation or of a voting trust beneficial interest therefor at least six (6) months immediately preceding his demand or shall be the holder of record of, or the holder of record of a voting trust beneficial interest for, at least five percent (5%) of all the outstanding shares of the Corporation, upon written demand delivered to the Secretary of the Corporation or to the statutory agent for receipt of service of process, stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes, and record of shareholders and to make copies of or extracts therefrom.

          6.03 Financial Statements. Upon the written request of any shareholder or holder of a voting trust beneficial interest for shares of the Corporation, the Corporation shall mail to such shareholder or holder of a voting trust beneficial interest its most recent financial statements showing in reasonable detail its assets and liabilities and the results of its operations.

                                 VII. OFFICERS

          7.01 Officers; Appointment. The officers of the Corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors shall, at its organizational meeting or Unanimous Action in Lieu Thereof, and from time to time thereafter as it deems appropriate, choose a President, a Secretary, and a Treasurer. The Board of Directors may also appoint a Chairman of the Board, one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers, and may appoint, or may delegate to any standing Audit Committee of the Board the power to appoint, a Controller. Any number of offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person and the offices of Controller and Treasurer or Assistant Treasurer shall not be held by the same person. All officers and agents of the Corporation shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

          7.02 Removal of Officers. Any officer or agent of the Corporation may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed; election or appointment of an officer or agent shall not of itself create any such contract rights.

          7.03 Salaries. The salaries of the officers shall be as fixed from time to time by the Board of Directors or by any committee of the Board to which such authority may be delegated by the full Board of Directors. No officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.

          7.04 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors at any time.

          7.05 Delegation. The Board of Directors may, by resolution duly recorded in the minutes of the Board of Directors, delegate to the President of the Corporation the authority to fix the salaries and other compensation of any or all officers of the Corporation except himself.


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

          7.06 Chairman of the Board. The Board of Directors may elect a Chairman of the Board to serve as a general executive officer of the Corporation, and, if specifically designated as such by the Board, as the Chief Executive Officer and principal executive officer of the Corporation. If elected, the Chairman will preside at all meetings of the Directors and be vested with such other powers and duties as the Board may from time to time delegate to him.

          7.07 President and Vice President. The President will be the Chief Operating Officer of the Corporation and will supervise the business and affairs of the Corporation and the performance, by all of its other officers of their respective duties, subject to the control of the Board of Directors and of its Chairman, if the Chairman has been specifically designated as the Chief Executive Officer of the Corporation (failing which the President will be such Chief Executive Officer and principal executive officer). One or more Vice Presidents may be elected by the Board of Directors, each of whom, in the order designated by the Board, will be vested with all of the powers and charged with all of the duties (including those herein specifically set forth) of the President in the event of his absence or disability. Each Vice President will perform such other duties as may from time to time be delegated or assigned to him by the chief executive officer, the President or the Board of Directors. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the President or any Vice President will be a proper officer to sign on behalf of the Corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture or other instrument of any significant importance to the Corporation. The President shall not also serve as Secretary or Assistant Secretary of the Corporation.

          7.08 Secretary and Assistant Secretary. The Secretary will keep the minutes of meetings of the Board of Directors, see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, be custodian of the records of the Corporation and of its seal and, in general, perform all duties incident to his office. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the Secretary will be a proper officer to impress the Corporation's seal on any instrument signed by the President or any Vice President, and to attest to the same. There may be one or more Assistant Secretaries, and such persons shall perform such functions as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the President, any Vice President, or the Secretary. No Secretary or Assistant Secretary shall also serve as President of the Corporation.

          7.09 Treasurer and Assistant Treasurer. The Treasurer will be the principal financial officer of the Corporation and shall have custody of the Corporate funds and securities, and will cause all money and other valuable effects to be deposited in the name and to the credit of the Corporation in such depositaries, subject to withdrawal in such manner, as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President, and to the Directors (at the regular meetings of the Board or whenever they may require), an account of all his transactions as Treasurer. There may be one or more Assistant Treasurers. Such persons shall perform such functions as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the President, any Vice President, or the Treasurer. No Assistant Treasurer shall have power or authority to collect, account for, or pay over any tax imposed by any federal, state, or city government. No Treasurer or Assistant Treasurer shall also serve as Controller of the Corporation. If no Controller is elected by the Board of Directors or any standing Audit Committee thereof, the Treasurer shall also serve as principal accounting officer of the Corporation.

          7.10 Controller. The Controller, if elected by the Board of Directors or any standing Audit Committee thereof, will be the principal accounting officer of the Corporation and shall have charge of the Corporation's books of account, records and auditing, and generally do and perform all such other duties as pertain to such office, and as may be required by the Board of Directors or the President, and


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

the Chief Executive Officer, if he be other than the President. The Controller shall not report to the Treasurer of the Corporation and shall not also serve as Treasurer or Assistant Treasurer.

                                VIII. RESIGNATIONS

          8.01 Resignations. Any director, committee member or officer may resign from his office at any time by written notice delivered or addressed to the Corporation at its principal place of business. Any such resignation will be effective upon its receipt by the Corporation unless some later time is therein fixed, and then from that time. The acceptance of a resignation will not be required to make if effective.

                                    IX. SEAL

          9.01 Form Thereof. The seal of the Corporation will have inscribed thereon the name of the Corporation and the State and year of its incorporation.

          9.02 Use. Except to the extent otherwise required by law or these Bylaws, the seal of the Corporation shall not be required to be affixed to any document or act of the Corporation in order for such document or act to be valid and binding upon the Corporation.

          9.03 Authorization. In the absence of the Secretary or Assistant Secretary, any officer authorized by the Board of Directors to do so may affix the seal of the Corporation to any instrument requiring a seal.

                             X. STOCK CERTIFICATES

          10.00 Form Thereof. Each certificate representing stock of the Corporation will be in such form as may from time to time be approved by the Board of Directors, will be numbered and will exhibit on the face thereof the record-holder's name, the number of shares represented thereby, and such other matters as are required by law to be stated thereon.

          10.02 Signatures and Seal Thereon. All certificates issued for shares of the Corporation's capital stock (whether new, re-issued or transferred) will bear the signatures of the President or a Vice President, and of the Secretary or Assistant Secretary, and the impression of the Corporation's corporate seal. The signatures of such officers of the Corporation, and the impression of its corporate seal, may be in facsimile form on any certificates which are manually countersigned by or on behalf of an independent transfer agent or registrar duly appointed by the Corporation for the shares of stock evidenced thereby. If a supply of unissued certificates bearing the facsimile signature of a person remains when that person ceases to hold the Corporation office indicated on such certificates, they may still be countersigned, registered, issued and delivered by the Corporation's transfer agent or registrar thereafter, the same as though such person had continued to hold the office indicated on such certificate.

          10.03 Ownership. The Corporation will be entitled to treat the registered owner of any share as the absolute owner thereof and, accordingly, will not be bound to recognize any beneficial, equitable or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by statute.


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          10.04 Transfers. Transfers of stock will be made on the books of the
Corporation only at the direction of the person or persons named in the certificate thereof, or at the direction of his or their duly authorized attorney-in-fact or duly appointed personal representative, and upon the surrender of such certificate, properly endorsed to the Secretary or the duly authorized transfer agent or agents of the Corporation.

          10.05 Lost Certificates. In the event of the loss, theft or destruction of any certificate representing capital stock of this Corporation or of any predecessor corporation, the Corporation may issue (or, in the case of any such stock as to which a transfer agent or registrar have been appointed, may direct such transfer agent or registrar to countersign, register and issue) a certificate in lieu of that alleged to be lost, stolen or destroyed, upon such terms and conditions, including reasonable indemnification of the Corporation, as the Board shall reasonably require, and cause the same to be delivered to the owner of the stock represented thereby, provided that the owner shall have submitted such evidence showing the circumstances of the alleged loss, theft or destruction, and his ownership of the certificate, as the Corporation considers satisfactory, together with any other facts which the Corporation considers pertinent.

                       XI. REPEAL, ALTERATION OR AMENDMENT

          11.01 Repeal, Alteration or Amendment. These Bylaws may be repealed, altered, or amended, or substituted bylaws may be adopted at any time, only by resolution duly adopted by a majority of the entire Board of Directors, subject to repeal or change by action of the shareholders.

                               XII. MISCELLANEOUS

          12.01 Indemnification. To the full extent permitted by Arizona law, the Corporation shall indemnify and pay the expenses of any person who is or was made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director, officer, employee, trustee or agent of or for the Corporation or is or was serving at the request or with the prior approval of the Corporation as a director, officer, employee, trustee or agent of another corporation, trust or enterprise, against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

          12.02 Dividends. Dividends upon the capital stock of the Corporation, if any, subject to the provisions of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation and the Arizona General Corporation Law, Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

          12.03 Representation of Shares of Other Corporations. The President or any Vice President of this Corporation is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either


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

by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers, provided, that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons.

          12.04 Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of constructing and definitions contained in the Arizona General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter; and the singular number includes the plural and the plural number includes the singular; and the term "person" includes a corporation as well as a natural person.

          12.05 Fiscal Year. The fiscal year of the Corporation shall be designated and determined by resolution of the Board of Directors from time to time.

          12.06 Conduct of Meetings. The Board of Directors may promulgate rules and regulations and establish the rules of procedure applicable at all meetings of shareholders and the Board of Directors or any committee thereof, and the provisions thereof are incorporated herein by reference. Absent a specific rule or regulation, the chairman of any meeting shall determine the order of business at any shareholders' or Board of Directors' meeting and shall have authority, in his discretion, to regulate the conduct of such meetings.

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